Exhibit 99.1

Press Release

Spirit Realty Capital, Inc.

Announces Third Quarter of 2020

Financial and Operating Results

- Collected 90% of Third Quarter 2020 Base Rent and 93% of October 2020 Base Rent -

- Invested $215.3 Million in Acquisitions and Revenue Producing Capital Expenditures -

- Issued $450.0 Million of 3.20% Senior Unsecured Notes Due 2031

- Generated Net Income of $0.11 per Share, FFO of $0.59 per Share and AFFO of $0.72 per Share -

Dallas, TX— November 2, 2020 —Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a net-lease real estate investment trust ("REIT") that invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the third quarter ended September 30, 2020.

THIRD QUARTER 2020 HIGHLIGHTS

•	Collected 90.0% of third quarter 2020 Base Rent of $118.2 million and 93.3%[1] of October 2020 Base Rent of $40.3 million as of October 26, 2020.
•

Invested $215.3 million, including $214.3 million for the acquisition of 18 properties, with an initial weighted average cash yield of 7.02% and an economic yield of 7.69%. Generated $42.2 million in gross proceeds from the disposition of 11 properties, of which four were vacant.

•

Generated net income of $0.11 vs $0.87 per diluted share, FFO of $0.59 vs $1.06 per share and AFFO of $0.72 vs $1.27 per share, compared to the same quarter in 2019. AFFO excluding the termination fee income received from SMTA related to SMTA’s termination of the Asset Management Agreement, net of the income tax expense impact, was $0.87 per share for the third quarter of 2019.

•	Issued $450.0 million of Spirit Realty, L.P.’s 3.20% Senior Unsecured Notes due 2031.
•

Issued 2.8 million shares of common stock, generating net proceeds of $99.7 million, to settle certain forward contracts entered into in the second quarter of 2020. Entered into additional forward contracts for 0.3 million shares of common stock under the Company’s At-the-Market Program at an average price of $37.06 per share. As of September 30, 2020, Spirit had unsettled forward contracts for 6.7 million shares of common stock.

•	Adjusted Debt to Annualized Adjusted EBITDAre of 5.6x or 5.1x assuming the settlement of the 6.7 million open forward equity contracts.
•

Had Corporate Liquidity of $1.1 billion as of October 30, 2020, comprised of availability under the 2019 Credit Facility, cash and cash equivalents and available proceeds from unsettled forward equity contracts.

CEO COMMENTS

“The third quarter marked a rapid, positive shift in our business, as our tenants reopened, rent collections accelerated and the capital markets became more constructive. Our portfolio has performed extremely well, with occupancy at 99.3% and rent collections reaching 93.3%, a strong affirmation of this team’s underwriting and the strength and stability of our well-diversified portfolio. During the third quarter, we continued to fortify our balance sheet through the issuance of $450.0 million of unsecured notes and ended the quarter with $1.1 billion in liquidity, an ideal position as we resume focus on external growth. We were able to quickly ramp our acquisition pipeline, deploying $215 million in the third quarter, and are raising our guidance for the rest of the year. We look forward to carrying the momentum from our rent collections and acquisition pipeline to finish the year strong,” stated Jackson Hsieh, President and Chief Executive Officer.

1October 2020 collections include a minimal amount that is expected to be received.

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DIVIDEND

The Board of Directors declared a quarterly cash dividend of $0.625 per share of common stock, representing an annualized rate of $2.50 per share. The Board of Directors also declared a quarterly cash dividend of $0.375 per preferred share. The quarterly common dividend was paid on October 15, 2020 to stockholders of record as of September 30, 2020 and the preferred dividend was paid on September 30, 2020 to stockholders of record as of September 15, 2020.

2020 GUIDANCE

The Company raised its capital deployment guidance and reinstated its full-year disposition guidance for 2020:

•	Capital deployment of $700.0 million to $750.0 million (comprising acquisitions, revenue producing capital expenditures and development deals) and
•	Asset dispositions of $90.0 million to $110.0 million.

EARNINGS WEBCAST AND CONFERENCE CALL TIME

The Company's third quarter 2020 earnings conference call is scheduled for Monday, November 2, 2020 at 5:00pm Eastern Time. Interested parties can listen to the call via the following:

Internet:	Go to www.spiritrealty.com and select the investor relations page at least 15 minutes prior to the start time of the call in order to register, download and install any necessary audio software.

Phone:	No access code required.

(877) 407-9208 (Domestic) / (201) 493-6784 (International)

Replay:	Available through November 16, 2020 with access code 13710712.

(844) 512-2921 (Domestic) / (412) 317-6671 (International)

SUPPLEMENTAL PACKAGES

A supplemental financial and operating report and associated addenda that contain non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of September 30, 2020, our diverse portfolio of 1,778 owned properties, with an aggregate leasable area of 37.2 million square feet in 48 states, included retail, industrial and office buildings leased to 296 tenants across 28 retail industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

INVESTOR CONTACT

Investor Relations

(972) 476-1403

InvestorRelations@spiritrealty.com

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FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; Spirit's ability to manage and liquidate the remaining SMTA Liquidating Trust assets; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations page of our website.

(SRC:ER)

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

FFO and AFFO

(Unaudited)	Three Months Ended September 30,
	2020	2019
Net income attributable to common stockholders	$11,211	$78,707
Portfolio depreciation and amortization	52,024	43,764
Portfolio impairments	8,106	5,932
Gain on disposition of assets	(10,763)	(32,254)
FFO attributable to common stockholders	$60,578	$96,149
Loss on debt extinguishment	7,252	5,580
Deal pursuit costs	597	330
Non-cash interest expense	3,190	2,685
Straight-line rent, net of related bad debt expense	(899)	(4,770)
Other amortization and non-cash charges	(383)	(574)
Non-cash compensation expense	2,967	3,534
Termination of interest rate swaps	—	12,461
Costs related to COVID-19(1)	702	—
AFFO attributable to common stockholders(2)	$74,004	$115,395

Dividends declared to common stockholders	$66,171	$62,322
Dividends declared as a percent of AFFO	89%	54%

Net income per share of common stock – Basic	$0.11	$0.87
Net income per share of common stock – Diluted	$0.11	$0.87
FFO per share of common stock – Diluted(3)	$0.59	$1.06
AFFO per share of common stock – Diluted(3)	$0.72	$1.27
AFFO per share of common stock – Diluted, excluding AM termination fee income, net of tax(4)	$0.72	$0.87

Weighted average shares of common stock outstanding – Basic	102,750,120	90,040,353
Weighted average shares of common stock outstanding – Diluted	102,938,860	90,396,797
(1)	Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.
(2)

AFFO for the three months ended September 30, 2020 includes $1.8 million of deferred rental income recognized in conjunction with the FASB’s relief for deferral agreements extended as a result of the COVID-19 pandemic.

(3)

Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three Months Ended September 30,
	2020	2019
FFO	$0.2 million	$0.3 million
AFFO	$0.2 million	$0.4 million
(4)

AFFO attributable to common stockholders for the three months ended September 30, 2019, excluding $48.2 million of termination fee income, net of $11.2 million in income tax expense. The termination fee was received in conjunction with SMTA’s sale of Master Trust 2014 in September 2019 and termination of the Asset Management Agreement on September 20, 2019. On September 20, 2019, the Company entered into the Interim Management Agreement with SMTA. AFFO attributable to common stockholders has not been adjusted to exclude the following amounts earned/incurred during the three months ended September 30, 2019:

-	asset management fees of $4.4 million,
-	property management and servicing fees of $1.7 million,
-	preferred dividend income from SMTA of $3.3 million,
-	interest income on related party notes receivable of $0.3 million and an early repayment premium of $0.9 million, and
-	interest expense on related party loans payable of $58 thousand.

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

Adjusted Debt, EBITDAre and Adjusted EBITDAre

Adjusted Debt	September 30, 2020
2019 Credit Facility	$—
2020 Term Loans, net	177,170
Senior Unsecured Notes, net	1,926,752
Mortgages and notes payable, net	213,479
Convertible Notes, net	188,216
Total debt, net	2,505,617
Unamortized debt discount, net	8,642
Unamortized deferred financing costs	19,464
Cash and cash equivalents	(116,814)
Restricted cash balances held for the benefit of lenders	(12,675)
Adjusted Debt	2,404,234
Preferred Stock at liquidation value	172,500
Adjusted Debt + Preferred Stock	$2,576,734

Annualized Adjusted EBITDAre	Quarter Ended September 30, 2020
Net income	$13,798
Interest	26,404
Depreciation and amortization	52,170
Income tax expense	197
Gain on disposition of assets	(10,763)
Portfolio impairments	8,106
EBITDAre	89,912
Adjustments to revenue producing acquisitions and dispositions	2,688
Deal pursuit costs	597
Loss on debt extinguishment	7,252
Costs related to COVID-19(1)	702
Adjusted EBITDAre	101,151
Adjustments related to straight-line rent(2)	4,942
Other adjustments for Annualized EBITDAre(3)	1,453
Annualized Adjusted EBITDAre	$430,184

Adjusted Debt / Annualized Adjusted EBITDAre(4)	5.6	x
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre	6.0	x

(1)	Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.
(2)

Adjustment relates to $6.2 million of gross bad debt expense on straight-line rent receivable balances, where only $1.3 million of the expense relates to straight-line rent that would have been recognized during the three months ended September 30, 2020. As such, annualization of the $4.9 million of bad debt expense related to straight-line rental revenue recognized in previous periods would not be appropriate.

(3)

Adjustments are comprised of certain property costs, general and administrative expenses, prior period rent recoveries, abatements and bad debt expenses related to rental revenue in previous periods where annualization would not be appropriate

(4)	Adjusted Debt / Annualized Adjusted EBITDAre would be 5.1x if all 6.7 million shares under open forward sales agreements had been settled on September 30, 2020.

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